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                                                               EXHIBIT 8


September 30, 1996


General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT 06902

Dear Sirs:

You have requested my opinion regarding certain tax matters relating to the issuance by General Electric Capital Corporation (the "Company") of 5,000 shares of its Variable Cumulative Preferred Stock (the "Stock") in connection with the filing of a Registration Statement on Form S-3 relating to the Stock with the Securities and Exchange Commission (the "Registration Statement").

I hereby (i) confirm my opinion under the caption "Tax Considerations" and (ii) consent to any reference to me under the caption "Legal Opinions" in the Prospectus included in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. I have not considered and render no opinion on any other aspect of law other than as expressly set forth above with respect to United States federal income taxes.


                                              /s/ James M. Kalashian
                                              ----------------------
                                              James M. Kalashian
                                              General Electric Capital
                                                     Corporation
                                              General Tax Counsel